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                                                               EXHIBIT 99.(I)(3)

                            SULLIVAN & WORCESTER LLP
                            One Post Office Square
                            Boston, Massachusetts 02109
                            (617) 338-2800
                            Fax No. 617-338-2880

                                                               Boston
                                                               October 30, 2000

The Trustees of Mercury HW Funds
  (formerly "Hotchkis and Wiley Funds")
725 South Figueroa St., Suite 4000
Los Angeles, California 90017-5400

Ladies and Gentlemen:

        Please refer to our opinion letter to you of September 26, 2000 concerning certain matters of Massachusetts law relating to the organization and shares of Hotchkis and Wiley Funds, a trust with transferable shares under Massachusetts law (the "Fund"). We hereby confirm the opinions stated in that letter, as of the date thereof, and consent to your filing a copy of the same with Post-Effective Amendment No. 32 to the Fund's Registration Statement on Form N-1A, Registration No. 2-96219, pursuant to the Securities Act of 1933, as amended (the "Securities Act"), and Amendment No. 34 to its Registration Statement pursuant to the Investment Company Act of 1940, as amended, Registration No. 811-4182 (collectively, the "Amendment"), relating to the several classes of shares of beneficial interest, without par value, of the Fund (the "Shares"). In giving this consent, we do not thereby concede that we come within the category of persons whose consent is required under Section 7 of the Securities Act.

        Please note that our confirmation of the opinions set forth in our letter of September 26, 2000 relates to the Fund and its shares as they then existed, and is based solely on the state of facts prevailing at that time. We have conducted no further investigation of those facts as they may have changed since September 26, 2000, and our opinions, as so confirmed, should not be understood as relating to the status of the Fund and its shares at the present time.

                                       Very truly yours,

                                       /s/Sullivan & Worcester

                                       SULLIVAN & WORCESTER LLP